Exhibit 3.1

P14000049791

(Requestor’s Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP	☐ WAIT	☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies______	Certificates of Status_______

Special Instructions to Filing Officer:

Office Use Only

COVER LETTER

TO:	Amendment Section
Division of Corporations

NAME OF CORPORATION:	Vet Online Supply, Inc.

DOCUMENT NUMBER:	P14000049791

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jef Lewis
Name of Contact Person

BrewBilt Manufacturing Inc.
Firm/ Company

110 Spring Hill Drive Suite 10
Address

Grass Valley CA 95945
City/ State and Zip Code

jeflewis@vetonlinesupplies.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

 _________________________________________________________________ at (530) 802-5023                  _

Name of Contact Person	Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee	☐ $43.75 Filing Fee &	☐ $43.75 Filing Fee &	☐ $52.50 Filing Fee
	Certificate of Status	Certified Copy	Certificate of Status
		(Additional copy is	Certified Copy
		enclosed)	(Additional Copy
is enclosed)

Mailing Address	Street Address
Amendment Section	Amendment Section
Division of Corporations	Division of Corporations
P.O. Box 6327	Clitlon Building
Tallahassee, FL 32314	2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Vet Online Supply, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P14000049791
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

BrewBilt Manufacturing Inc. The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc.,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable:	110 Spring Hill Drive Suite 10 Grass Valley CA 95954
(Principal office address MUST BE A STREET ADDRESS )

C.	Enter new mailing address, if applicable:	110 Spring Hill Drive Suite 10 Grass Valley Ca 95954
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:		, Florida
	(City)		(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:
☒ Change	PT	John Doe

☒ Remove	V	Mike Jones

☒ Add	SV	Sally Smith

Type of Action		Title	Name	Address
(Check One)

1)	☐ Change	Pres Director Sec Treas CEO Chairman	Jef Lewis	110 Spring Hill Drive Suite 10 Grass Valley CA 95954

☒ Add

☐ Remove

2)	☐ Change	Pres Director Sec Treas CEO Chairman	Dan Rushford	6500 Live Oak Road Kelseyville CA 95954

☐ Add

☒ Remove

3)	☐ Change

☐ Add

☐ Remove

4)	☐ Change

☐ Add

☐ Remove

5)	☐ Change

☐ Add

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary). (Be specific)

The Board of Directors in a corporate action on July 1, 2019 hereby establish a classification of Preferred Series A Stock for the Corporation. The amount of Preferred Series A stock is set at 30.000.000 shares. Each share of Preferred Series A stock shall have a value of $10.00 per share. The Preferred Series A stock shall convert into common stock at the closing price of the common stock on the day of conversion. The Preferred Series A stock shall have a par value of $0.001.

On January 17, 2020 The Board of Directors in a corporate action made the following changes:

New address for Corporation is – 110 Spring Hill Drive Suite 10 Grass Valley CA 95945

New telephone number for the Corporation is – 530-802-5023

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: 01/17/2020, if other than the date this document was signed.

Effective date if applicable:
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

Adoption of Amendment(s)                (CHECK ONE)

☐	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________________________________________________.”
(voting group)

☒ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	01/17/20

Signature

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Jef Lewis
(Typed or printed name of person signing)

President
(Title of person signing)